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                                                                    EXHIBIT 99.1


                         [GUNDERSON DETTMER LETTERHEAD]


October 14, 1998

Michael Shire
Forrester Research, Inc.
1033 Massachusetts Ave.
Cambridge, MA 02138

Dear Mr. Shire:

     As you may or may not be aware, AboveNet Communications Inc. (the "Company"), our client, is proposing an initial public offering of its Common Stock ("IPO"). In connection with the IPO, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC"), containing certain information as to projections and other data concerning the Internet market. In response to SEC comments to the registration statement, the Company is hereby requesting your consent to reference selected portions of the Forrester Report entitled "Telecom Strategies" in their registration statement and to file such consent as an amendment to the registration statement. The quoted portions of the report are attached for your review.

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     To acknowledge your consent to the foregoing, please execute the signature block below and fax this letter back to me at (650) 321-2800. The Company is filing an amendment to its registration statement on Friday, October 16, 1998 with its responses to the SEC comments and would therefore appreciate your feedback on this matter by the end of the week if possible. We appreciate your immediate attention to this matter. If you have any questions or would like additional information, please call Allison Takahashi at (650) 463-5375.

                                        Best Regards,


                                        /s/ TABETHA L. NAKASONE
                                        -----------------------
                                        Tabetha L. Nakasone


ACKNOWLEDGED AND CONSENTED:
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FORRESTER RESEARCH, INC.

By: /s/ MICHAEL SHIRER
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   Signature

Michael Shirer
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Please print name

Public Relations Manager
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Title, if applicable

10/16/98
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Date